Exhibit 99.1

Northern Power Systems Corp.

David W. Cornhill Joins Northern Power Systems’ Board

Barre, VT USA (May 12, 2014) – Northern Power Systems Corp. (TSX:NPS), a next generation renewable energy technology provider, announced today the appointment of Mr. David W. Cornhill to the company’s board of directors.

“David has extraordinary energy sector and business expertise and I am delighted to have him join our board of directors,” stated Troy Patton, president and chief executive officer Northern Power Systems.

Cornhill is a founding member, chairman and chief executive officer of AltaGas Ltd. (ALA:TSX), a Canadian-based company that invests in and operates infrastructure to provide clean and affordable energy to customers in North America. AltaGas has a portfolio that includes more than $7 billion in assets across Gas, Power and Utilities business platforms. AltaGas has successfully met customer needs in a diverse energy landscape for more than 20 years. Prior to AltaGas, Mr. Cornhill served in various roles, including chief operating officer and president, at Alberta and Southern Gas Co.

Mr. Patton continued, “David brings an incisive view of the power and energy markets to Northern Power Systems during an exciting phase of growth for the company. We are also looking forward to leveraging David’s wealth of operating experience from running a successful large and rapidly growing energy infrastructure business.”

“I am honored to join the board of directors of Northern Power Systems,” stated David Cornhill. “I am looking forward to working with this exceptional team as it pursues the numerous opportunities in front of it, and I am excited to contribute my experience and leadership in shaping the strategic expansion of the business.”

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 5 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet/direct drive (PM/DD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

•	Some of the world’s largest manufacturers license the company’s next generation technology and IP for their utility and distributed wind products and markets.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems Corp. and its business, which may include, but is not limited to, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems Corp. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry, performance and acceptance of the company’s products, economic factors, competition, the equity markets generally and many other factors beyond the control of Northern Power Systems Corp. Although Northern Power Systems Corp. has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

For further information please contact:

Ciel R. Caldwell, Chief Financial Officer of Northern Power Systems, at +1-857-209-3606.